SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2005

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 27, 2005, we amended our Articles of Incorporation by filing an amendment to the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock.

The amendment confirms that our ability to pay dividends on, or redeem, the Series D preferred stock by issuing additional shares of our common stock is subject to compliance with the applicable rules and regulations of the Nasdaq Stock Market. The amendment also provides that we may not issue shares of our common stock to pay dividends on, or redeem, the Series D preferred stock if the effective price of the issuance would be less than the closing price of our common stock on November 7, 2005, the closing date of the Series D transaction. Except as described above, the Certificate of Designation for the Series D preferred stock remains unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
3(i).1	Amendment to the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EPOINT, INC.

January 3, 2006	/s/ Toresa Lou
Toresa Lou,
Chief Executive Officer